The Tax-Exempt Fund of Maryland

July 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$8,325
Class B	$26
Class C	$854
Class F1	$523
Class F2	$559
Total	$10,287

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5173
Class B	$0.4010
Class C	$0.3930
Class F1	$0.4987
Class F2	$0.5376

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	15,723
Class B	44
Class C	1,965
Class F1	1,006
Class F2	1,185
Total	19,923

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.96
Class B	$15.96
Class C	$15.96
Class F1	$15.96
Class F2	$15.96

The Tax-Exempt Fund of Virginia

July 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$11,445
Class B	$36
Class C	$847
Class F1	$918
Class F2	$1,066
Total	$14,312

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5324
Class B	$0.4102
Class C	$0.4017
Class F1	$0.5105
Class F2	$0.5531

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,411
Class B	70
Class C	2,086
Class F1	1,385
Class F2	2,313
Total	27,265

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.84
Class B	$16.84
Class C	$16.84
Class F1	$16.84
Class F2	$16.84